Exhibit 32
CERTIFICATION UNDER
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Alphatec Holdings, Inc. (the “Company”) on Form 10-Q for the quarterly period ended September 30, 2016, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Leslie H. Cross, Chairman of the Board of Directors and Interim Chief Executive Officer, certify, to my knowledge, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:	November 9, 2016	/s/ Leslie H. Cross
Leslie H. Cross Chairman of the Board of Directors, Interim Chief Executive Officer (principal executive officer)

In connection with the Quarterly Report of Alphatec Holdings, Inc. (the “Company”) on Form 10-Q for the quarterly period ended September 30, 2016, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Dennis T. Nelson, Vice President, Finance and Corporate Controller, certify, to my knowledge, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:	November 9, 2016	/s/ Dennis T. Nelson
Dennis T. Nelson Vice President, Finance and Corporate Controller (principal financial officer and principal accounting officer of the Company)